UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):          May 1, 2009

HYDROGEN ENGINE CENTER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50542	82-0497807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2502 East Poplar Street, Algona, Iowa 50511
(Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

*Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant.

Effective May 2, 2009, the agreement between Ted Hollinger, the Company’s founder, and Steven C. Waldron, under which Mr. Hollinger granted Mr. Waldron the option to purchase all of his shares of Common Stock of the Company at a price of $0.02 per share, has expired.  Immediately prior to expiration of the agreement, Mr. Hollinger owned 15,661,037 shares, or 52.83% of the total number of shares of Common Stock outstanding.   Mr. Waldron paid the amount of $15,000 to acquire the option and 750,000 shares of Mr. Hollinger’s stock.  These shares will now be transferred to Mr. Waldron, reducing Mr. Hollinger’s ownership to 14,911,037 shares, representing 49.35% of the total number of shares outstanding.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of May 1, 2009, Michael A Schiltz has resigned as Acting President and member of the Board of Directors and Sandra M. Batt has resigned as Chief Financial Officer.

Theodore G. Hollinger, founder and majority stockholder of Hydrogen Engine Center, Inc., has been appointed President and Chief Executive Officer of the Company. Mr. Hollinger’s biography can be found in the Company’s Proxy Statement on Schedule 14A filed with the Commission on April 30, 2009.

Bruce Jensen, CPA, has been named Chief Financial Officer. Bruce Jensen is a CPA residing in Algona, Iowa. Mr. Jensen graduated from Iowa State University in 1979 and has been a licensed CPA since 1981. He practiced with Erpelding, Voigt & Co., L.L.P., public accountants in Algona, Iowa, from 1979 to 2007. He currently operates his own accounting firm in Mason City, Iowa. Mr. Jensen is a member of the AICPA and of the Iowa Society of CPAs.

Item 8.01  Other Events

The company is actively rebalancing its work force.  The company has reduced its regular employees to control overhead, and is moving to a flexible workforce of direct employees and contractors linked to customer projects.  Technology development resources are stable, and are expected to grow concurrent with new funding sources.

In accordance with this rebalancing, HEC has entered into agreements with Mike Bowery of Eliminator Performance Products for assistance in product development and for engine engineering design expertise.  HEC also has an agreement with Tom Daly of T. G. Daly Associates to supply n+1 genset engineering expertise.

Effective May 1, 2009, HEC has reduced its expenses by signing a triple net lease and purchase option on one of its buildings to Heartland Metals, who will be bringing 18-19 jobs to Algona.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN ENGINE CENTER, INC.
   (Registrant)

   By: /s/ Theodore G. Hollinger
   Name:  Theodore G. Hollinger
   Title:  President/CEO

   Date:  May 7, 2009